                                                                    EXHIBIT 10.3



                    TERM LOAN AND ACQUISITION LINE AGREEMENT

                                 BY AND BETWEEN



                           WATSON GENERAL CORPORATION

                                       AND

                                BANKBOSTON, N.A.



                          Dated as of December 16, 1997


                                -----------------

                                TABLE OF CONTENTS

                                      Title

Section                                                                                   Page
-------                                                                                   ----

SECTION 1 - DEFINITIONS                                                                    1

         1.1.         Definitions                                                          1
         1.2.         Rules of Interpretation                                             10

SECTION 2 - THE LOANS                                                                     10

         2.1.         The Term Loan                                                       10
         2.2.         The Term Note                                                       10
         2.3.         Interest Rate and Payments of Interest on the Term Loan             11
         2.4.         Additional Interest                                                 11
         2.5.         Repayment of Term Loan                                              11
         2.6.         Acquisition Loans                                                   12
         2.7.         Notice of Borrowing                                                 12
         2.8.         Discretionary Nature of Acquisition Line                            12
         2.9.         Acquisition Note                                                    12
         2.10.        Interest Rates and Payments of Interest on the Acquisition Loans    13
         2.11.        Repayment of Acquisition Loans                                      13
         2.12.        Optional Prepayments of Loans                                       13
         2.13.        Mandatory Prepayment of Loans                                       13

SECTION 3 - CERTAIN GENERAL PROVISIONS                                                    14

         3.1.         Closing Fee                                                         14
         3.2.         Funds for Payments                                                  14
         3.3.         Computations                                                        15
         3.4.         Additional Costs, Etc.                                              15
         3.5.         Capital Adequacy                                                    16
         3.6.         Certificate                                                         17
         3.7.         Interest After Default; Late Fee                                    17

SECTION 4 - COLLATERAL SECURITY                                                           17

SECTION 5 - REPRESENTATIONS AND WARRANTIES                                                17

         5.1.         Organization and Qualification                                      17
         5.2.         Corporate Authority                                                 18
         5.3.         Valid Obligations                                                   18
         5.4.         Consents or Approvals                                               18
         5.5.         Title to Properties; Absence of Encumbrances                        18
         5.6.         Financial Statements                                                19
         5.7.         Changes                                                             19
         5.8.         Defaults                                                            19
         5.9.         Taxes                                                               19
         5.10.        Litigation                                                          19
         5.11.        Margin Stock                                                        20
         5.12.        Subsidiaries                                                        20
         5.13.        Investment Company Act                                              20
         5.14.        Compliance with ERISA                                               20
         5.15.        Environmental Matters                                               20

         5.16.        Franchises, Patents, Copyrights, Etc.                               21
         5.17.        No Materially Adverse Contracts, Etc.                               22
         5.18.        Compliance With Other Instruments, Laws, Etc.                       22
         5.19.        Absence of UCC Financing Statements, Etc.                           22
         5.20.        Certain Transactions                                                22
         5.21.        Loan Documents                                                      22

SECTION 6 - AFFIRMATIVE COVENANTS                                                         23

         6.1.         Financial Statements and other Reporting Requirements               23
         6.2.         Conduct of Business                                                 25
         6.3.         Maintenance and Insurance                                           25
         6.4.         Taxes                                                               25
         6.5.         Inspection by the Bank                                              26
         6.6.         Maintenance of Books and Records                                    26
         6.7.         Punctual Payment                                                    26
         6.8.         Maintenance of Office                                               26
         6.9.         Compliance with Laws, Contracts, Licenses, and Permits              26
         6.10.        Use of Proceeds                                                     27
         6.11.        Further Assurances                                                  27

SECTION 7 - NEGATIVE COVENANTS                                                            27

         7.1.         Indebtedness                                                        27
         7.2.         Leases                                                              28
         7.3.         Sale and Leaseback                                                  28
         7.4.         Encumbrances                                                        28
         7.5.         Merger; Consolidation; Sale or Lease of Assets                      29
         7.6.         Additional Stock Issuance                                           30
         7.7.         Distributions                                                       30
         7.8.         Investments                                                         30
         7.9.         ERISA                                                               30
         7.10.        Compliance with Environmental Laws                                  30
         7.11.        Subordinated Indebtedness                                           30

SECTION 8 - FINANCIAL COVENANTS OF THE COMPANY                                            31

         8.1.         Tangible Net Worth                                                  31
         8.2.         Funded Debt to Consolidated EBITDA                                  31
         8.3.         Consolidated EBITDA to Interest Charges                             31
         8.4.         Maximum Capital Expenditures                                        32
         8.5.         Adjusted Consolidated EBITDA                                        32
         8.6.         Consolidated Operating Cash Flow to Debt Service Charges            33
         8.7.         Transition Expenses                                                 33

SECTION 9 - CLOSING CONDITIONS                                                            35

         9.1.         Loan Documents                                                      35
         9.2.         Certified Copies of Organization Documents                          35
         9.3.         By-laws; Resolutions                                                35
         9.4.         Incumbency Certificate; Authorized Signers                          36
         9.5.         Validity of Liens                                                   36
         9.6.         Pledge of Stock                                                     36

         9.7.         Opinion of Counsel Concerning Organization and Loan Documents       36
         9.8.         Payment of Fees                                                     36
         9.9.         Agreements with Holders of Subordinated Indebtedness                36
         9.10.        ATC Acquisition                                                     36
         9.11.        Minimum Cash-on-Hand                                                37
         9.12.        Minimum Consolidated EBITDA                                         37
         9.13.        No Adverse Change                                                   37
         9.14.        Corporate Structure                                                 37
         9.15.        Additional Documents                                                37

SECTION 10 - CONDITIONS TO ALL BORROWINGS                                                 37

         10.1.        Representations True; No Event of Default                           37
         10.2.        No Legal Impediment                                                 38
         10.3.        Governmental Regulation                                             38
         10.4.        Proceedings and Documents                                           38

SECTION 11 - DEFAULTS                                                                     38

         11.1.        Events of Default                                                   38
         11.2.        Remedies                                                            41

SECTION 12 - MISCELLANEOUS                                                                41

         12.1.        Notices                                                             41
         12.2.        Expenses                                                            42
         12.3.        Indemnification                                                     43
         12.4.        Set-Off                                                             43
         12.5.        Term of Agreement                                                   44
         12.6.        No Waivers                                                          44
         12.7.        GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE                  44
         12.8.        Amendments                                                          44
         12.9.        Binding Effect of Agreement                                         44
         12.10.       Counterparts                                                        44
         12.11.       Partial Invalidity                                                  45
         12.12.       Captions                                                            45
         12.13.       WAIVER OF JURY TRIAL                                                45
         12.14.       Entire Agreement                                                    45

                                    EXHIBITS

EXHIBIT A - Form of Term Note

EXHIBIT B - Form of Acquisition Loan Certificate

EXHIBIT C - Form of Acquisition Note

EXHIBIT D - Excess Cash Flow Computation Report

EXHIBIT E - Form of Compliance Certificate


                                    SCHEDULES

Schedule 5.10     Litigation

Schedule 5.12     Subsidiaries

Schedule 5.14     ERISA Plans

Schedule 6.2      Subsidiaries to Be Dissolved

Schedule 6.10     Use of Proceeds

Schedule 7.1      Indebtedness

Schedule 7.4      Encumbrances

Schedule 7.8      Investments

                    TERM LOAN AND ACQUISITION LINE AGREEMENT


         THIS TERM LOAN AND ACQUISITION LINE AGREEMENT is made as of December 16, 1997 by and between WATSON GENERAL CORPORATION (the "Company"), a California corporation having its chief executive office at 12265 West Bayaud Avenue, Suite 110, Lakewood, Colorado 80228 and BANKBOSTON, N.A. (the "Bank"), a national banking association having its head office at 100 Federal Street, Boston, Massachusetts 02110.

                                   I. SECTION

                                   DEFINITIONS

A. Definitions.

         All capitalized terms used in this Agreement or in the other Loan Documents or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

         ACQUISITION FACILITY. The discretionary facility provided hereunder to the Company to obtain Acquisition Loans for Permitted Acquisitions.

         ACQUISITION LOAN and ACQUISITION LOANS. See Section 2.5 hereof.

         ACQUISITION LOAN CEILING. $2,250,000.00.

         ACQUISITION LOAN CERTIFICATE. See Section 2.6 hereof.

         ACQUISITION LOAN PERIOD. The period beginning on the date of this Agreement and ending December 11, 1998.

         ACQUISITION NOTE(S). See Section 2.9 hereof.

         ADDITIONAL INTEREST.  See Section 2.4.

         ADJUSTED CONSOLIDATED EBITDA. For any period, the sum of Consolidated EBITDA plus Transition Expenses incurred in such period to the extent permitted hereunder.

         AGREEMENT. This Term Loan and Acquisition Line Agreement, together with all Exhibits and Schedules hereto, as supplemented or amended from time to time.

         ATC. Advanced Tank Certification, Inc., a Tennessee corporation.

         ATC ACQUISITION. The acquisition by the Company of all outstanding capital stock of ATC pursuant to a Primary Stock Purchase Agreement dated as of December 11, 1997 and a Contingent Stock Purchase Agreement dated as of December 11, 1997.

         BANK. See Preamble.

         BASE RATE. The greater of (i) the rate of interest announced from time to time by the Bank at its head office at 100 Federal Street, Boston, Massachusetts as its Base Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

         BENEFICIAL OWNERSHIP. As defined in Rule 13d-3 under the Securities Exchange Act of 1934.

         BUSINESS DAY. Any day other than a Saturday, Sunday, legal holiday or other day on which banks in Boston, Massachusetts are required or permitted by law to close.

         CAPITAL EXPENDITURES. All Capitalized Leases and all expenditures made by the Company and its Subsidiaries which are capitalized or are required to be capitalized on the Consolidated balance sheet of the Company and its Subsidiaries in accordance with Generally Accepted Accounting Principles (but excluding expenses which are required to be capitalized in connection with the purchase of any Permitted Acquisitions).

         CAPITALIZED LEASES. Leases under which the Company or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are capitalized or are required to be capitalized on the balance sheet of the lessee or obligor in accordance with Generally Accepted Accounting Principles.

         CHANGE IN CONTROL. (a) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) (other than Sagaponack) shall have acquired Beneficial Ownership of 25% or more of the outstanding shares of common stock of the Company, or (b) a majority of the board of directors of the Company is not comprised of Continuing Directors, or
(c) Sagaponack fails to have Beneficial Ownership of at least 25% of the outstanding shares of common stock of the Company.

         CLOSING DATE. The first date upon which the conditions set forth in Sections 9 and 10 have been satisfied and any Loans are to be made.

         CODE. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         COLLATERAL. All assets of the Company and its Subsidiaries, whenever acquired, including, without limitation, all real estate, accounts, inventory, equipment, general intangibles, and capital stock of the Subsidiaries.

         COMPANY. See Preamble.

         CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with Generally Accepted Accounting Principles.

         CONSOLIDATED EBITDA. With respect to any fiscal period, the result (determined with respect to the same period and without duplication) of the following: (a) Consolidated Net Income (or Net Loss); plus (b) all depreciation, amortization and other non-cash deductions included as an expense of the Company and its Subsidiaries in the determination of Consolidated Net Income (or Deficit); minus (c) extraordinary gains included in the determination of Consolidated Net Income; plus (d) all income taxes included as an expense of the Company and its Subsidiaries in the determination of Consolidated Net Income (or Deficit); plus (e) interest included as an expense of the Company and its Subsidiaries in the determination of Consolidated Net Income (or Deficit), minus
(f) any net income (or net loss) relating to any Discontinued Operations, all as determined in accordance with Generally Accepted Accounting Principles.

         CONSOLIDATED EXCESS CASH FLOW. For any period, an amount equal to the sum of (i) Consolidated EBITDA, minus (ii) Capital Expenditures permitted hereunder minus (iii) interest expense paid in cash during such period minus
(iv) income, franchise, and other taxes paid in cash during such period minus
(v) regularly scheduled principal payments made during such period in cash with respect to the Obligations, minus (vi) the cash portion of the purchase price paid during such period for any Permitted Acquisitions, minus (vii) net increases in working capital, plus (viii) net decreases in working capital, all as determined in accordance with Generally Accepted Accounting Principles.

         CONSOLIDATED NET INCOME (OR DEFICIT). With respect to any fiscal period, the consolidated net income (or deficit) of the Company and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with Generally Accepted Accounting Principles.

         CONSOLIDATED OPERATING CASH FLOW. For any period, an amount equal to the sum of (i) Adjusted Consolidated EBITDA, minus (ii) Capital Expenditures permitted hereunder made during such period, minus (iii) income taxes paid in cash by the Company and its Subsidiaries during such period, all as determined in accordance with Generally Accepted Accounting Principles.

         CONSOLIDATED NET WORTH. At any date as of which the amount thereof shall be determined, the difference between (a) Consolidated Total Assets and
(b) the sum of Consolidated Total Liabilities of the Company and its Subsidiaries (exclusive of Subordinated Indebtedness).

         CONSOLIDATED TOTAL ASSETS. At any date, all assets of the Company and its Subsidiaries that, in accordance with Generally Accepted Accounting Principles, should be classified as assets on a Consolidated balance sheet of the Company and its Subsidiaries.

         CONSOLIDATED TOTAL LIABILITIES. At any date as of which the amount thereof shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as liabilities on the consolidated balance sheet of the Company and its Subsidiaries, including in any event all Indebtedness.

         CONTINUING DIRECTORS. A member of the board of directors of the Company who (a) was a member of such board prior to the date hereof and continuously thereafter, or (b) became a member of such board after the date hereof and whose election or nomination for election was approved by a vote of the majority of the Continuing Directors then members of such board, or (c) is elected to the board by Sagaponack or is otherwise elected in accordance with Sagaponack's rights under its existing agreements with the Company.

         CONTROLLED GROUP. All trades or businesses (whether or not incorporated) under common control that, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         DEBT SERVICE CHARGES. For any period, the sum of (i) Interest Charges payable in cash during such period, plus (ii) principal payments made or required to be made by the Company and its Subsidiaries on account of Indebtedness (including, without limitation, Capitalized Leases) for such period, in each case determined in accordance with Generally Accepted Accounting Principles.

         DEFAULT. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given or both, would constitute an Event of Default.

         DISCONTINUED OPERATIONS. Collectively, the business operations of Toxguard Systems, Inc., and if sold by December 31, 1997, Toxguard Fluid Technologies, Inc.

         DISTRIBUTION. With respect to any Person, the declaration or payment of any dividend on or in respect of any shares of any class of capital stock, other than (a) dividends payable solely in shares of common stock of such Person and
(b) the payment of cash in lieu of the distribution of fractional shares in the event of any stock dividend or stock split; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly by such Person through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders as such; or any other distribution (whether of such or other property) on or in respect of any shares of any class of capital stock of such Person.

         DRAWDOWN DATE. The date upon which the Bank makes an advance under the Acquisition Loan.

         ENCUMBRANCES. See Section 7.4.

         ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         ERISA AFFILIATE. Any Person which is treated as a single employer with the Company under Section 414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event (other than a reportable event described in Subsections 4043(b)(2)-(4) and 4043(b)(6)-(9), which do not require a thirty (30) day notice to the PBGC) with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         ENVIRONMENTAL LAWS. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over the Company or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

         EVENT OF DEFAULT.  Any event described in Section 11.

         FEDERAL FUNDS EFFECTIVE RATE. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of the Company and its Subsidiaries adopting the same principles; provided that in each case referred to in this definition of "Generally Accepted Accounting Principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been properly applied.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         GUARANTEES. As applied to the Company and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Company and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity.

         HAZARDOUS MATERIAL. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any, applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Company; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

         INDEBTEDNESS. As applied to the Company and its Subsidiaries, all obligations, contingent and otherwise, that in accordance with Generally Accepted Accounting Principles should be classified upon the consolidated balance sheet of the Company and its Subsidiaries as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all obligations for borrowed money or other extensions of credit, including all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Company or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under Capital Leases that is required to be capitalized on the consolidated balance sheet of the Company and its Subsidiaries, and (v) all Guarantees.

         INTEREST CHARGES. For any fiscal period, the expenses of the Company and its Subsidiaries for such period for interest payable with respect to Indebtedness (including, without limitation, the Obligations and imputed interest on Capitalized Leases) and all fees paid on account of or with respect thereto, determined in accordance with Generally Accepted Accounting Principles.

         INVESTMENT. As applied to the Company and its Subsidiaries, the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

         LOAN. A loan made to the Company by the Bank pursuant to Section 2 of this Agreement, and "Loans" means all of such loans, collectively.

         LOAN DOCUMENTS. This Agreement, the Notes, the Security Documents, and other instruments, documents and agreements now or hereafter executed in connection therewith, as each may be modified, amended, supplemented or restated.

         NET PROCEEDS. the entire proceeds received from a sale or disposition of any assets of the Company and its Subsidiaries or the sale or issuance of any of the capital stock of the Company, less (a) the reasonable costs and expenses incident to realizing such proceeds, including, without limitation, reasonable brokerage commissions and reasonable legal fees and expenses, and (b) with respect to the sale or disposition of assets, amounts required to be paid to the holder of any Permitted Encumbrance on such assets which has priority over the Bank's lien.

         NOTES. Collectively, the Term Note and the Acquisition Note(s).

         OBLIGATIONS. Any and all obligations of the Company to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

         PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         PERMITTED ACQUISITIONS. The acquisition by the Company or any of its Subsidiaries of the assets or capital stock of any Person on terms and conditions acceptable to the Bank. Without limitation, the ATC Acquisition shall be deemed a Permitted Acquisition.

         PERMITTED ENCUMBRANCES. See Section 7.4.

         PERSON. Any individual, corporation, partnership, trust, unincorporated association, limited liability company, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PLAN. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

         QUALIFIED INVESTMENTS. As applied to the Company and its Subsidiaries, investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, and (iv) any repurchase agreement secured by any one or more of the foregoing.

         SAGAPONACK. Individually and collectively, Sagaponack Partners, L.P., a Delaware limited partnership, and Sagaponack International Partners, L.P., a Cayman Islands limited partnership, and the affiliates of each of them.

         SECURITY DOCUMENTS. All security agreements, mortgages, deeds of trust and other instruments, documents, and agreements from the Company and/or any of its Subsidiaries, granting a lien, security interest or other right in favor of the Bank in any asset of the Company and its Subsidiaries to secure the Obligations, whether such agreements now exist or hereafter arise.

         SUBORDINATED INDEBTEDNESS. Indebtedness due from the Company to Sagaponack in the aggregate principal sum of $7,000,000.00 evidenced by certain Senior Subordinated Promissory

Notes dated May 22, 1997, as amended and in effect from time to time.

         SUBSIDIARY. Except as provided in the following sentence, any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Company or a Subsidiary of the Company; or any other such organization the management of which is directly or indirectly controlled by the Company or a Subsidiary of the Company through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Company has a 50% ownership interest. Notwithstanding the foregoing, for purposes of this Agreement, neither Toxguard Systems, Inc. nor, if sold by December 31, 1997, Toxguard Fluid Technologies, Inc. shall be deemed a Subsidiary of the Company.

         TERM LOAN. The loan made to the Company pursuant to Section 2.1(b) of this Agreement.

         TERM LOAN MATURITY DATE. December 31, 2000 or such earlier date on which the Term Loan shall become due and payable pursuant to the terms hereof.

         TERM NOTE. See Section 2.2 hereof.

         TRANSITION EXPENSES. Non-recurring expenses of the Company incurred in connection with the ATC Acquisition and with the Company's acquisition of Ustman Industries, Inc., which expenses consist of salary and severance relating to terminated employees, duplicate trade show expenses, employee and office related moving expenses, data entry expenses, legal and consulting fees, and banking and accounting fees.

A. Rules of Interpretation.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms which are defined in the Uniform Commercial Code as enacted in Massachusetts and are not otherwise specifically defined herein or by Generally Accepted Accounting Principles shall have the meanings assigned to them in the Uniform Commercial Code.

                  (h) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.


                                   I. SECTION

                                    THE LOANS

Subpart A - The Term Loan

                  The Term Loan. (a) Subject to the terms and conditions hereof, the Company shall borrow, and the Bank shall lend, on the Closing Date the principal sum of $3,750,000.00 (the "Term Loan").

                  The Term Note. The Term Loan shall be evidenced by, and repayable with interest in accordance with, a promissory note in the form of Exhibit A hereto (the "Term Note"), payable to the order of the Bank and having a final maturity of December __, 2000. The Term Note shall be dated on or before the date of the Closing Date and shall be completed with appropriate insertions.

                  Interest Rate and Payments of Interest on the Term Loan. The Term Loan shall bear interest on the outstanding principal amount thereof at a rate equal to the aggregate of the Base Rate plus two and one-half percent (2 1/2%) per annum. Such interest shall be payable on the last day of each of the Borrower's fiscal quarters commencing December 31, 1997, and when such Term Loan is due (whether at maturity, by reason of acceleration or otherwise).

                  Additional Interest. In addition to interest provided in
Section 2.3 hereof, the Company shall also pay to the Bank additional interest ("Additional Interest") equal to the following:

                  An amount equal to the greater of (i) $150,000.00 or (ii) five percent (5%) of the result of (A) the Consolidated EBITDA of the Company and its Subsidiaries for fiscal years 1998, 1999 and 2000 divided by (B) three (3). Such Additional Interest shall be paid on the date the Company is required to furnish its annual financial statement for fiscal year 2000 pursuant to the provisions of Section 6.1(a) hereof and shall be accompanied by a certification of the principal financial officer of the

         Company setting forth in reasonable detail computations evidencing the calculation of such Additional Interest.

                  In the event that the Term Loan is prepaid in full prior to the Term Loan Maturity Date (whether by virtue of acceleration upon the occurrence of an Event of Default or otherwise), in lieu of the amounts payable under Section 2.4(a) hereof, an amount equal to the greater of
         (i) $150,000.00, or (ii) five percent (5%) of the Consolidated EBITDA of the Company and its Subsidiaries for the twelve (12) months immediately preceding such prepayment. Such Additional Interest shall be paid to the Bank contemporaneously with such prepayment. Such Additional Interest payment shall be accompanied by a certification of the principal financial officer of the Company setting forth in reasonable detail computations evidencing the calculation of such Additional Interest, provided that if such Additional Interest becomes due as a result of the acceleration of the Obligations by the Bank, the Bank may, in its discretion, calculate the amounts payable hereunder based upon information available to the Bank.

                  Repayment of Term Loan. The principal balance of the Term Loan shall be repaid in consecutive quarterly installments payable on the last day of each March, June, September and December, commencing March 31, 1998 in the following amounts:

           Quarters Ending In                           Quarterly Installment
           ------------------                           ---------------------
                 1998                                        $125,000.00
                 1999                                        $250,000.00
                 2000                                        $375,000.00

Unless sooner paid or accelerated, the outstanding principal balance of the Term Loan, and all accrued and unpaid interest thereon (other than Additional Interest which shall be paid in accordance with the provisions of Section 2.4 hereof) shall be due and payable in full on the Term Loan Maturity Date.

Subpart B - The Acquisition Loans

A. Acquisition Loans. Subject to the terms and conditions set forth in this Agreement, during the Acquisition Loan Period, the Company may borrow a sum not to exceed in the aggregate the Acquisition Loan Ceiling (each an "ACQUISITION LOAN" and all of such Loans being referred to herein as "ACQUISITION LOANS") for the purpose of financing Permitted Acquisitions. The Company may request Acquisition Loans on more than one occasion. Amounts borrowed under this Section
2.6 and repaid or prepaid may not be reborrowed.

                  Notice of Borrowing. Whenever the Company desires to make a borrowing of an Acquisition Loan, the Company shall give the Bank prior written notice thereof at least thirty (30) Business Days prior to the day on which the requested Acquisition Loan is to be made. Each notice of borrowing hereunder shall be substantially in the form of Exhibit B hereto (each an

"ACQUISITION LOAN CERTIFICATE") and shall (a) specify (i) the principal amount of the Acquisition Loan requested and (ii) the proposed Drawdown Date of the Acquisition Loan and (b) be accompanied by (i) the Purchase and Sale Agreement for such Permitted Acquisition, and (ii) a pro forma balance sheet, income statement, statement of cash flow, and other financial information as the Bank may reasonably request, for the Company and its Subsidiaries (including the Permitted Acquisition) covering such period(s) as the Bank may require. Each notice of borrowing of an Acquisition Loan shall be irrevocable and shall obligate the Company to accept the Acquisition Loan from the Bank.

                  Discretionary Nature of Acquisition Line. The Acquisition Line is not a committed line of financing. All Acquisition Loans shall be made, if at all, in the sole discretion of the Bank. The making of an Acquisition Loan on one occasion shall not obligate the Bank to make any other Acquisition Loan on any other occasions.

                  Acquisition Note. Each Acquisition Loan shall be evidenced by, and repayable with interest in accordance with a promissory note in the form of Exhibit C hereto (the "Acquisition Note"), payable to the order of the Bank. Each Acquisition Note shall be dated on each Drawdown Date and shall be completed with the appropriate insertions.

                  Interest Rates and Payments of Interest on the Acquisition Loans. (a) The Acquisition Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus two and one-half percent (2 1/2%) which rate shall change contemporaneously with any change in the Base Rate. Such interest shall be payable on the last day of each of the Borrower's fiscal quarters, commencing on the last day of the quarter in which the Drawdown Date for each Acquisition Loan occurs, and when such Acquisition Loan is due (whether at maturity, by reason of acceleration or otherwise).

                  Repayment of Acquisition Loans. The principal balance of each Acquisition Loan shall be repaid at such times, in such amounts, and upon such maturity, as the Bank may, in its discretion, establish at the time of the making of the subject Acquisition Loan.

Subpart C - Applicable to All Loans

A. Optional Prepayments of Loans. The Company shall have the right, at its election, to repay the outstanding amount of any of the Loans, as a whole or in part, at any time without penalty or premium. Any prepayment in full of the Term Loan shall be accompanied by the payment of Additional Interest as provided in
Section 2.4 hereof. All such prepayments shall be applied to the Notes in inverse order of maturity. No prepayment hereunder shall postpone the date for, or reduce the amount of, any subsequent payment of the Loans. Any Loans which are prepaid may not be reborrowed.

                  Mandatory Prepayment of Loans. In addition to other principal reductions on the Loans required pursuant hereto, the Company shall pay, and there shall become due and payable, a prepayment in respect of the Obligations, the following:

                  An amount equal to seventy-five percent (75%) of Consolidated Excess Cash Flow of the Company and its Subsidiaries for each of their fiscal years. Such prepayment shall be made within ninety (90) days after the end of each fiscal year of the Company and its Subsidiaries, and shall be accompanied by the Excess Cash Flow Computation Report in the form of Exhibit D hereto.

                  An amount equal to the Net Proceeds received by the Company and its Subsidiaries from any sales of their assets, other than (i) sales in the ordinary course of business,(ii) sales of assets for an aggregate sales price not exceeding $25,000.00 in any fiscal year, or
         (iii) sales otherwise permitted under this Agreement. Such prepayment shall be made within one (1) Business Day of the Company's or any such Subsidiary's receipt of any such Net Proceeds, and shall be accompanied by a settlement statement for the subject transaction reflecting in detail the disbursement of the gross proceeds of the transaction.

                  An amount equal to the Net Proceeds received by the Company upon the sale or issuance of any of its capital stock (other than the issuance of such capital stock to the seller as full or partial payment of the purchase price in any Permitted Acquisition, or in connection with any employee compensation or employee stock option plans). Such prepayment shall be made within one (1) Business Day of the Company's or any such Subsidiary's receipt of any such Net Proceeds.

                  The amounts so prepaid pursuant to this ss.2.13 shall be applied FIRST, to the principal balance of the Term Loan (in inverse order of maturity) until the principal balance of the Term Loan has been paid in full; SECOND, to interest, fees and other amounts due on account of the Term Loan until the Term Loan is paid in full; THIRD, to the outstanding principal balance of the Acquisition Loans (in such order and manner as the Bank may, in its discretion determine) until the Acquisition Loans have been paid in full, and FOURTH, to all other Obligations. No prepayment made hereunder shall postpone the time for, or reduce the amount of, any subsequent payment on account of the Obligations. No amounts prepaid may be reborrowed.


                                   I. SECTION

                           CERTAIN GENERAL PROVISIONS

A. Closing Fee. The Company agrees to pay to the Bank on the Closing Date a closing fee on account of the Term Loan in the amount of $37,500.00.

A. Funds for Payments.

                  a) All payments of principal, interest, commitment fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Bank, at its head office at 100 Federal Street, Boston, Massachusetts 02110, or at such other location in the Boston, Massachusetts area that the Bank may from time to time designate, in each case in immediately available funds.

                  All payments by the Company hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Company is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Company with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Company will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Company. The Company will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Company hereunder or under such other Loan Document.

                  Computations. All computations of interest on the Loans and of other fees payable by the Company to the extent applicable shall be based on a 365-day year and paid for the actual number of days elapsed. Each change in the Base Rate shall be effective, for purposes of the determination of interest hereunder, contemporaneously with the effectiveness of such change in the Base Rate. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Bank's records from time to time shall be considered correct and binding on the Company unless within ten (10) Business Days after receipt by the Company from the Bank of any notice of such outstanding amount, the Company shall notify the Bank to the contrary.

                  Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, or the Loans (other than taxes based upon or measured by the income or profits of the Bank); or

                  materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Bank of the principal of or the interest on any Loans or any other amounts payable to the Bank under this Agreement or the other Loan Documents; or

                  impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Bank; or

                  impose on the Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, or any class of loans or commitments of which any of the Loans forms a part;

         and the result of any of the foregoing is

                  to increase the cost to the Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans; or

                  to reduce the amount of principal, interest or other amount payable to the Bank on account of any of the Loans; or

                  to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Company hereunder, then, and in each such case, the Company will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum.

                  Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans or the commitments made pursuant hereto, then the Bank may notify the Company of such fact, and the Company shall pay to the Bank from time to time on demand, as an additional fee payable hereunder, such amount as the Bank shall determine in good faith and certify in a notice to the Company to be an amount that will adequately compensate the Bank in light of those circumstances for its increased costs of maintaining such capital.

                  Certificate. A certificate setting forth any additional amounts payable pursuant to Section 3.4 or Section 3.5 and a brief explanation of such amounts which are due, submitted by the Bank to the Company, shall be prima facie evidence that such amounts are due and owing.

                  Interest After Default; Late Fee. (a) Following the occurrence of an Event of Default, principal and (to the extent permitted by applicable law) interest on the Loans and all other amounts payable hereunder or under any of the other Loan Documents, at the option of the Bank, shall bear interest (compounded daily) payable on demand at a rate per annum equal to the aggregate of the Base Rate plus five and one-half percent (5 1/2%) per annum.

                  (b) If a payment of principal or interest on account of any of the Loans is not made within ten (10) days of its due date, the Company will also pay on demand a late payment charge equal to five percent (5%) of the amount of such payment. Nothing contained in the preceding sentence shall affect the Bank's right to exercise any of its rights or remedies upon the occurrence of an Event of Default.


                                   I. SECTION

                               COLLATERAL SECURITY

         The Obligations shall be secured by a perfected first priority security interest to be held by the Bank (subject only to Permitted Liens) in the Collateral.


                                   I. SECTION

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement and to make Loans hereunder, the Company represents and warrants to the Bank that:

                  Organization and Qualification. Each of the Company and its Subsidiaries (a) is a corporation duly organized. validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, assets or properties of the Company or of the Company and its Subsidiaries taken as a whole.

                  Corporate Authority. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Company and its Subsidiaries are to become a party and the transactions contemplated hereby are within the corporate power and authority of the Company and its Subsidiaries and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of the Company or its Subsidiaries, except for such consents or approvals as have been obtained or which may be required from the holders of Indebtedness which will be satisfied from the proceeds of the Term Loan, (b) contravene any provision of the charter documents or by-laws of the Company or its Subsidiaries, or any law, rule or regulation applicable to the Company or its Subsidiaries, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given or both would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Company or its Subsidiaries, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Company or its Subsidiaries other than in favor of the Bank.

                  Valid Obligations. This Agreement and the other Loan Documents and all of their respective terms and provisions are the legal, valid and binding obligations of the Company and its Subsidiaries, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance, injunctive relief, or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  Consents or Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party, except for such consents or approvals as have been obtained or which may be required from the holders of Indebtedness which will be satisfied from the proceeds of the Term Loan.

                  Title to Properties; Absence of Encumbrances. Each of the Company and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 5.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances, and free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

                  Financial Statements. The Company has furnished the Bank its Consolidated balance sheet as of June 30, 1997 and its Consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Ernst & Young, LLP. The Company has also furnished the Bank its Consolidated balance sheet as of September 30, 1997 and its Consolidated statements of income, changes in stockholders equity and cash flow for the fiscal quarter then ended, certified by the principal financial officer of the Company but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis throughout the periods specified and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of the operations of the Company and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, not disclosed in such financial statements that involve a material amount.

                  Changes. Since the date of the most recent financial statements referred to in Section 5.6, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Company or any of its Subsidiaries other than changes in the ordinary course of business and changes resulting from the ATC Acquisition, the effect of which has not, in the aggregate, been materially adverse.

                  Defaults. As of the date of this Agreement, no Default exists.

                  Taxes. The Company and each Subsidiary have filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Company and each Subsidiary have been fully paid. The Company and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

                  Litigation. Except as set forth on Schedule 5.10 hereto, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Company's or any Subsidiary's officers, threatened, against the Company or any Subsidiary before any court, tribunal or administrative agency or board that, if adversely determined, could result in a material judgment not fully covered by insurance or could otherwise have a material adverse effect on the assets, business, financial condition, or prospects of the Company or any Subsidiary, or materially impair the right of the Company and its Subsidiaries to carry on business substantially as now conducted by them, or which questions the validity of this Agreement or any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

                  Margin Stock. No portion of any Loan is to be used for the "purpose of purchasing or carrying" any "margin stock" or "margin security" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended.

                  Subsidiaries. As of the date of this Agreement, all the Subsidiaries of the Company are listed on Schedule 5.12 hereto. The Company or a Subsidiary of the Company is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

                  Investment Company Act. Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

                  Compliance with ERISA. The Company does not maintain or contribute to any Plan other than as set forth in Schedule 5.14. The Company and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

                  Environmental Matters. (a) The Company and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries. The Company and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries.

                  (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment storage, recycling, transportation, disposal or release of any Hazardous Materials.

                  (c) To the best of the Company's knowledge no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no property now or previously owned, leased or used by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

                  (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by the Company or any of its Subsidiaries and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which the Company or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                  (e) Neither Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any previous owner. tenant, occupant or user of any property owned, leased or used by the Company or any of its Subsidiaries has
(i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except in compliance with all Environmental Laws; nor to the best knowledge of the Company have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of the Company, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except in compliance with all Environmental Laws.

                  Franchises, Patents, Copyrights, Etc. The Company and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

                    No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Company's officers, to have any materially adverse effect on the business of the Company or its Subsidiaries.

                  Compliance With Other Instruments, Laws, Etc. Neither the Company nor any of its Subsidiaries is in violation of any provision of its charter or other organization documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound, or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Company and its Subsidiaries.

                  Absence of UCC Financing Statements, Etc. Except with respect to Permitted Encumbrances or Encumbrances to be terminated and relating to Indebtedness to be repaid in full with the proceeds of the Term Loan, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral or rights thereunder.

                  Certain Transactions. Except for those transactions with Sagaponack under a Securities Purchase Agreement dated as of May 22, 1997 and related documents (as amended and in effect), none of the officers, trustees, directors, or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  Loan Documents. All of the representations and warranties of the Company made in the other Loan Documents or any document or instrument delivered to the Bank pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.

                                   I. SECTION

                              AFFIRMATIVE COVENANTS

         So long as any Obligation remains outstanding, the Company covenants as follows:

                  Financial Statements and other Reporting Requirements. The Company shall furnish to the Bank:

                  as soon as available to the Company, but in any event within 90 days after the end of each of its fiscal years, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statement of income, changes in stockholders equity and cash flow for, such year, audited and certified by Ernst & Young LLP (or other independent certified public accountants acceptable to the Bank) in the case of such consolidated statements, and certified by the chief financial officer in the case of such consolidating statements, each setting forth in comparative form the figures for the previous year, prepared in accordance with Generally Accepted Accounting Principles; and, concurrently with such financial statements, a copy of said certified public accountants' management report and notes accompanying such financial statements and a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such financial statements they have obtained no knowledge of any Default or, if in the opinion of such accountants any such Default exists, they shall disclose in such written statement the nature and status thereof;

                  as soon as available to the Company, but in any event within 45 days after the end of each of its fiscal quarters, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statement of income and cash flow for, the period then ended, certified by the principal financial officer of the Company but subject, however, to normal, recurring year end adjustments that shall not in the aggregate be material in amount;

                  as soon as available to the Company, but in any event within 25 days after the end of each month, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statement of income and cash flow for, the month then ended, certified by the principal financial officer of the Company but subject, however, to normal, recurring year end adjustments that shall not in the aggregate be material in amount;

                  concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of Exhibit E hereto signed on behalf of the Company by its chief financial officer and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 8.1 through 8.7;

                  promptly after the receipt thereof by the Company, copies of any reports submitted to the Company by independent public accountants in connection with any interim review of the accounts of the Company made by such accountants;

                  promptly after the same are available, copies of all proxy statements, financial statements and reports as the Company shall send to its stockholders or as the Company may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over the Company or its Subsidiaries;

                  if and when the Company gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

                  immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

                  promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Company or any of its Subsidiaries of which it has notice, the outcome of which would or might have a materially adverse effect on the assets, business or prospects of the Company or the Company and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

                  promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Company or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto; and

                  from time to time, such other financial data and information about the Company or its Subsidiaries as the Bank may reasonably request.

                  Conduct of Business. Each of the Company and its Subsidiaries shall:

                  duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

                  except as set forth in Schedule 6.2, maintain its corporate existence; and

                  remain engaged substantially in the business of furnishing environmental services for statistical inventory reconciliation leak detection.

                  Maintenance and Insurance. Each of the Company and its Subsidiaries shall maintain its properties in good repair, working order and condition as required for the normal conduct of its business. Each of the Company and its Subsidiaries shall at all times maintain insurance on all Collateral as required by the Loan Documents, and will maintain such other liability, casualty and other insurance with financially sound and reputable insurers, against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. In the event of failure to provide and maintain insurance as herein provided, the Bank may, at its option, provide such insurance and charge the amount thereof to the account of the Company or any of its Subsidiaries with the Bank. The Company shall furnish to the Bank certificates or other evidence satisfactory to the Bank of compliance with the foregoing insurance provisions.

                  Taxes. The Company shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due.

                  Inspection by the Bank. (a) The Company shall permit the Bank or its designees, at any reasonable time and at reasonable intervals of time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), at the Company's expense, to
(i) visit and inspect the properties of the Company and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of the Company and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with their appropriate officers, employees and accountants.

                  (b) Without limiting the rights of the Bank under Section 6.5(a) above, the Company shall permit the Bank, at the Company's expense, (i) to undertake one (1) commercial finance examination annually; (ii) to obtain appraisals of any of the Company's and its Subsidiaries' assets in form and substance and by appraisers satisfactory to the Bank; and (iii) to obtain environmental site assessments of any of the Company's or its Subsidiaries' properties, all of the foregoing at such times and intervals as the Bank may request.

                  Maintenance of Books and Records. Each of the Company and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with Generally Accepted Accounting Principles consistently applied and applicable law.

                  Punctual Payment. The Company will duly and punctually pay or cause to be paid the principal and interest (including Additional Interest) on the Loans and all interest, fees and other Obligations provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

                  Maintenance of Office. The Borrower will maintain its chief executive office in Lakewood, Colorado, or at such other place in the United States of America as the Company shall designate upon not less than forty five
(45) days prior written notice to the Bank.

                  Compliance with Laws, Contracts, Licenses, and Permits. The Company will comply with, and will cause each of its Subsidiaries to comply with
(a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of its corporate charter and other charter documents and by-laws, (c) all agreements and instruments to which it is a party or by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments, except, with respect to each of the foregoing, for violations which, in the aggregate, do not have a material adverse effect on the business, operations, properties, assets, or financial condition of the Company and its Subsidiaries. If at any time while any Obligation is outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company or its Subsidiaries may fulfill any of its obligations hereunder, the Company will promptly take or cause to be taken all reasonable steps to obtain such authorization, consent, approval, permit or license and furnish the Bank with evidence thereof.

                  Use of Proceeds. The Borrower will use the proceeds (a) of the Term Loan solely to fund in part the ATC Acquisition, to repay Indebtedness described in SCHEDULE 6.10 hereto, and to support working capital, capital expenditures, and general corporate purposes; and (b) of the Acquisition Loans, solely for Permitted Acquisitions.

                  Further Assurances. At any time and from time to time the Company shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank to effect the purposes of this Agreement and the other Loan Documents.

                                   I. SECTION

                               NEGATIVE COVENANTS

         So long as the Bank has any commitment to lend hereunder or any Loan or other Obligation remains outstanding, the Company covenants as follows:

         Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

                  Indebtedness of the Company or any of its Subsidiaries to the Bank or any of its affiliates;

                  Indebtedness existing as of the date of this Agreement and disclosed on Schedule 7.1 hereto;

                  current liabilities of the Company or its Subsidiaries incurred in the ordinary course of business but not incurred through
         (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 6.4;

                  Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  Subordinated Indebtedness;

                  Indebtedness in connection with insurance premium financing;
         and

                           Other Indebtedness not to exceed $50,000.00 in the
aggregate outstanding at any time.

                  Leases. Neither the Company nor any of its Subsidiaries shall during any fiscal year enter into any leases of real or personal property as lessee, without the prior written consent of the Bank (which shall not be unreasonably withheld or delayed).

                  Sale and Leaseback. Neither the Company nor any of its Subsidiaries shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Company or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

                  Encumbrances. Neither the Company nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):

                  Encumbrances in favor of the Bank or any of its affiliates;

                  Encumbrances existing as of the date of this Agreement and disclosed in Schedule 7.4 hereto;

                  liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same is not overdue;

                  landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

                  judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

         rights of lessors under Capital Leases; and

                  easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business.

                  Merger; Consolidation; Sale or Lease of Assets. Neither the Company nor any of its Subsidiaries shall sell, lease or otherwise dispose of assets or properties, or liquidate, merge or consolidate into or with any other person or entity, or effect any asset or stock acquisition except for the following:

                  Any Subsidiary of the Company may merge or consolidate into or with (i) the Company if no Default has occurred and is continuing or would result from such merger and if the Company is the surviving company, or (ii) any other wholly-owned Subsidiary of the Company;

                  Sales, leases or dispositions of assets in the ordinary course of business;

                  Permitted Acquisitions;

                  the sale or other disposition of Toxguard Fluid Technologies, Inc.; or

                  transactions contemplated on Schedule 6.2 hereof.

                  Additional Stock Issuance. The Company shall not permit any of its Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto other than to the Company. Neither the Company nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except (i) to the Company or any of its wholly-owned Subsidiaries, or (ii) in connection with a transaction permitted by Section 7.5.

                  Distributions. The Company shall not make any Distributions.

                  Investments. Neither the Company nor any of its Subsidiaries shall make or maintain any Investments other than (i) existing Investments in Subsidiaries and new Investments in Subsidiaries in connection with Permitted Acquisitions, (ii) Investments existing on the date hereof and described in
Schedule 7.8 hereto, and (iii) Qualified Investments.

                  ERISA. Neither the Company nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to Section 4068 of ERISA.

                  Compliance with Environmental Laws. The Company will not, and will not permit any of its Subsidiaries to, do any of the following: (a) use any real estate owned or leased by it or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials, except in full compliance with Environmental Laws, (b) cause or permit to be located on any of such real estate any underground tank or other underground storage receptacle for Hazardous Materials except in full compliance with Environmental Laws, (c) generate or dispose of any Hazardous Materials on any of such real estate except in full compliance with Environmental Laws, or (d) conduct any activity at any real estate or use any real estate in any manner so as to cause a release.

                  Subordinated Indebtedness. The Company and its Subsidiaries shall not modify or amend any of the provisions of the instruments, documents, and agreements evidencing the Subordinated Indebtedness without the prior written consent of the Bank.

                  Affiliate Transactions. The Company shall not, after the date hereof, enter into transactions with its Subsidiaries, affiliates, officers, directors, and shareholders (including, without limitation, as compensation for services rendered or for the purchase, leasing, sale, or exchange of property), except for transactions upon terms not less favorable to the Company than would be obtainable at the time in comparable transactions in arms length dealings with other Persons, provided that, in no event shall the Company:

                  make any loans or advances to any such Subsidiaries, affiliates, officers, directors, and shareholders; provided that the Company may make loans and advances to ATC in an amount not to exceed $ 150,000.00 in the aggregate outstanding at any time.

                  make any additional investments in any such Subsidiaries, affiliates, officers, directors, and shareholders in excess of the amounts outstanding on the Closing Date; or

                  issue any Guarantees of the obligations of any such Subsidiaries, affiliates, officers, directors, and shareholders.

                                   I. SECTION

                       FINANCIAL COVENANTS OF THE COMPANY

         The Company covenants and agrees that, so long as any Obligation is outstanding:

A. Consolidated Net Worth. The Company shall at all times maintain a Consolidated Net Worth equal to or greater than the sum of (a) $8,000,000.00, plus (b) one hundred percent (100%) of the proceeds realized from the issuance of any stock or other equity interests in the Company, plus (c) seventy-five percent (75%) of the Consolidated Net Income (but not any net loss) of the Company and its Subsidiaries in each of their fiscal years commencing with the fiscal year ending June 30, 1998. In the event that Consolidated Net Worth is less than that required hereunder solely by virtue of the incurrence of a net loss in any fiscal year, for purposes of calculating Consolidated Net Worth in any such year, Transition Expenses permitted under Section 8.7 hereof and incurred in the subject year (in an amount not to exceed the actual net loss) shall be added to the actual Consolidated Net Worth of the Company and its Subsidiaries.

A. Funded Debt to Adjusted Consolidated EBITDA. The Company shall not permit the ratio of Indebtedness for borrowed money (including Capital Lease obligations but excluding Subordinated Indebtedness) to Adjusted Consolidated EBITDA to be less than the following at any time during the period indicated:

         Period                                                         Ratio
         ------                                                         -----
         Quarter Ending                                                3.3:1.0
         December 31, 1997

         Quarter Ending                                                3.3:1.0
         March 31, 1998

         Quarter Ending                                                2.25:1.0
         June 30, 1998

         Quarter Ending                                                2.25:1.0
         September 30, 1998

         Quarter Ending                                                2.0:1.0
         December 31, 1998 and
         Each Quarter end thereafter

For purposes of calculating compliance with this covenant for each quarter through the quarter ending December 31, 1998, Adjusted Consolidated EBITDA shall be calculated by multiplying Adjusted Consolidated EBITDA for the applicable quarter by four (4).


A. Adjusted Consolidated EBITDA to Interest Charges. The Company shall not permit the ratio of Adjusted Consolidated EBITDA to Interest Charges paid in cash to be less than 2.5:1.0 for each of the Company's fiscal quarters ending December 31, 1997 and March 31, 1998, or 3.0:1.0 for each of the Company's fiscal quarters ending thereafter.


                  Maximum Capital Expenditures. The Company and its Subsidiaries shall not make or incur Capital Expenditures in excess of (a) $500,000.00 in any fiscal year, and (b) $125,000.00 in any fiscal quarter; provided that, if the Capital Expenditures of the Company and its Subsidiaries in any fiscal quarter are less than $125,000.00, the difference between $125,000.00 and the actual Capital Expenditures made during such fiscal quarter may be carried over to, and shall increase the amount of Capital Expenditures permitted in, any other fiscal quarter of the Company and its Subsidiaries of the same fiscal year (no such carry over being permitted between fiscal years).

                  Adjusted Consolidated EBITDA. (a) The Company and its Subsidiaries shall achieve Adjusted Consolidated EBITDA in excess of the following amounts for the periods indicated:

                                                         Period
                                                         ------
         Quarter Ending                                  $282,000.00
         December 31, 1997

         Six Months Ending                               $563,000.00
         March 31, 1998

         Nine Months Ending                              $1,048,000.00
         June 30, 1998

         Twelve Months Ending                            $1,532,000.00
         September 30, 1998

         Fifteen Months Ending                           $1,734,000.00
         December 31, 1998

         (b) The Company and its Subsidiaries shall achieve Adjusted Consolidated EBITDA (calculated on a rolling four quarters basis) in excess of $1,936,000.00 as of each of their fiscal quarter ends commencing with the quarter ending March 31, 1999.

A. Consolidated Operating Cash Flow to Debt Service Charges. The Company shall not permit the ratio of Consolidated Operating Cash Flow to Debt Service Charges to be less than the following amounts for the periods indicated:

         Period                                             Minimum Ratio
         ------                                             -------------
         Quarter Ending                                     1.1:1.0
         December 31, 1997

         Six Months Ending                                  1.1:1.0
         March 31, 1998

         Nine Months Ending                                 1.1:1.0
         June 30, 1998

         Twelve Months Ending                               1.1:1.0
         September 30, 1998

         Fifteen Months Ending                              1.1:1.0
         December 31, 1998

         (b) The Company shall not permit the ratio of Consolidated Operating Cash Flow to Debt Service Charges (calculated on a rolling four (4) quarters basis) to be less than 1.1:1.0 as of the end of any fiscal quarter of the Company, commencing with the fiscal quarter ending March 31, 1999.

A. Transition Expenses. The Company shall not permit Transition Expenses in connection with either the ATC Acquisition or the Ustman Industries, Inc. ("Ustman") acquisition to exceed the following amounts for the periods indicated:

         Period                                                        Amount
         ------                                                        ------
         Quarter Ending                                                Ustman - $115,000.00
         December 31, 1997                                             ATC - $310,000.00

         Quarter Ending                                                Ustman - $50,000.00
                                                                       March 31, 1998

         Quarter Ending                                                Ustman - $25,000.00
         June 30, 1998                                                 ATC - $74,000.00

         Quarter Ending                                                Ustman -0-
         September 30, 1998                                            ATC - $38,000.00

         Quarter Ending                                                Ustman -0-
         December 31, 1998 and thereafter                              ATC -0-




                                   I. SECTION

                               CLOSING CONDITIONS

         The obligations of the Bank to make the Term Loan and the Acquisition Loans shall be subject to satisfaction of the following conditions precedent:

         Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Bank.

         Certified Copies of Organization Documents. The Bank shall have received from the Company and its Subsidiaries a copy, certified as of a recent date by the appropriate officer of the State in which Company and its Subsidiaries is organized to be true and complete, of the corporate charter and any other organization documents of the Company and its Subsidiaries as in effect on such date of certification.

         By-laws; Resolutions. All action on the part of the Company and its Subsidiaries necessary for the valid execution, delivery and performance by the Company and its Subsidiaries of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Bank shall have been provided to the Bank. The Bank shall have received from the Company and its Subsidiaries true copies of the Company's and its Subsidiaries' by-laws and the resolutions adopted by the Company and its Subsidiaries board of directors authorizing the transactions described herein, each certified by the Company's or its Subsidiaries' secretary (as applicable) as of a recent date to be true and complete.

                  Incumbency Certificate; Authorized Signers. The Bank shall have received from the Company and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company and each of its Subsidiaries and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Company and each of its Subsidiaries, each of the Loan Documents to which the Company and each of its Subsidiaries is or is to become a party; (b) to make requests for Acquisition Loans; and (c) to give notices and to take other action on behalf of the Company and each of its Subsidiaries under the Loan Documents.

                  Validity of Liens. The Security Documents shall be effective to create in favor of the Bank a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Bank to protect and preserve such security interests shall have been duly effected. The Bank shall have received evidence thereof in form and substance satisfactory to the Bank.

                  Pledge of Stock. All capital stock of ATC shall have been pledged by the Company to the Bank to secure the Obligations.

                  Opinion of Counsel Concerning Organization and Loan Documents. The Bank shall have received a favorable opinion addressed to the Bank and dated as of the Closing Date, in form and substance satisfactory to the Bank from Attorneys Swanson & Meepos, LLP.

                  Payment of Fees. The Borrower shall have paid to the Bank the closing fee pursuant to Section 3.1, and shall have paid all fees and expenses incurred by the Bank, including, without limitation, reasonable attorneys' fees.

                  Agreements with Holders of Subordinated Indebtedness. The Bank shall have entered into a subordination agreement with the holders of the Subordinated Indebtedness on terms satisfactory to the Bank (including, without limitation, with respect to restrictions on payment of cash interest and principal on account of the Subordinated Indebtedness until all Obligations have been paid in full).

                  ATC Acquisition. The ATC Acquisition shall be consummated on the Closing Date on terms reasonably satisfactory to the Bank.

                  Minimum Cash-on-Hand. After payment or accrual of all fees and expenses paid to the Bank or its counsel or otherwise incurred by the Company and its Subsidiaries in connection with the consummation of the ATC Acquisition and this Agreement, the Company shall have cash-on-hand on the Closing Date of at least $500,000.00.

                  Minimum Consolidated EBITDA. The Bank shall have received evidence satisfactory to the Bank that the pro forma Adjusted Consolidated EBITDA of the Company and its Subsidiaries for the fiscal year ending June 30, 1997 would have been at least $2,250,000.00, assuming the Company had owned and operated ATC, Ustman Industries, Inc. and all of its existing Subsidiaries for the entire fiscal year then ending.

                  Pro Forma Covenant Compliance. The Bank shall have received from the Company a pro forma Compliance Certificate in the form of Exhibit E hereto which shall indicate that, as of the Closing Date, on a pro forma basis (calculated on the basis of the Company's consolidated financial position as of September 30, 1997), after giving effect to the ATC Acquisition and this Agreement, the Company and its Subsidiaries are in compliance with the covenants set forth in Section 8 of this Agreement, provided that the Bank recognizes that the Transition Expenses incurred through September 30, 1997 exceed the limitations set forth in Section 8.7 hereof.

                  No Adverse Change. No event shall have occurred, or shall have failed to occur, which occurrence or failure has, or could have, a materially adverse effect on the Borrower's financial condition, business, operations, properties or prospects.

                  Corporate Structure. The Bank shall be satisfied with the corporate, tax, and capital structure of the Company and its Subsidiaries.

                  Additional Documents. The Company shall have provided such additional instruments and documents to the Bank as the Bank and its counsel may have reasonably requested.

                                   I. SECTION

                          CONDITIONS TO ALL BORROWINGS

         The obligations of the Bank to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

                  Representations True; No Event of Default. Each of the representations and warranties of the Company and its Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated and permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Bank shall have received a certificate of the Company signed by an authorized officer of the Company to such effect.

                  No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Bank would make it illegal for the Bank to make such Loan.

                  Governmental Regulation. The Bank shall have received such statements in substance and form reasonably satisfactory to the Bank as the Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

                  Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Bank to the Bank's counsel, and the Bank and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.


                                   I. SECTION

                                    DEFAULTS

A. Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

                  the Company or any of its Subsidiaries shall fail to pay when due (i) any amount of principal of any Loans, or (ii) any amount of interest thereon or any fees or expenses payable hereunder or under the other Loan Documents; or

                  the Company or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained in Sections 6.5, 6.7, 6.10, 7 or 8 hereof or in any other Loan Documents; or

                  the Company or any of its Subsidiaries shall fail to perform any term, covenant or agreement (other than those subject to subsections 11.1(a) through (b) hereof) contained in this Agreement and such default shall continue for 15 days after notice thereof has been given to the Company by the Bank; or
                  any representation or warranty of the Company or any of its Subsidiaries made in this Agreement or in any other Loan Documents or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated; or

                  there shall occur any material adverse change in the assets, liabilities, financial condition, business or prospects of the Company and its Subsidiaries, taken as a whole, as determined by the Bank acting in good faith; or

                  the Company or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations for borrowed monies or advances, for Capitalized Leases, or for the use of real or personal property, in each case aggregating in excess of $50,000.00, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances, or relating to Capitalized Leases or such use of real or personal property as and when due or within any applicable period of grace, which failure has not been waived by the holder or holders of such Indebtedness, and the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

                  the Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect).
         (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

                  a proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries in any court of competent jurisdiction. seeking (i)the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 45 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Company or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Company or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to the Company or such Subsidiary and shall continue unstayed and in effect for any period of 30 days; or

                  a judgment or order for the payment of money shall be entered against the Company or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Company or such Subsidiary, that in the aggregate exceeds $100,000.00 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

                  the Company or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000.00 that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Company, any member of the Controlled Group, any Plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Company and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                  if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Company or any of its Subsidiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any material provision of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

                  the Company or any of its Subsidiaries shall be indicted for a federal crime, a punishment for which could include the forfeiture of any material assets of the Company or such Subsidiaries; or
                  any change in the ownership of the capital stock of any of the Company's Subsidiaries (except as otherwise permitted in this Agreement), or any Change in Control of the Company.

                  the failure of the Company and its Subsidiaries to maintain, or the cancellation of, insurance upon the Collateral, in amounts and covering such risks at least equal to that which existed on the date of this Agreement, naming the Bank as loss payee and/or additional insured, as required hereunder and under the other Loan Documents.

                  Remedies. Upon the occurrence of an Event of Default described in subsections 11.1(g) and (h), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's declaration:

                  the Bank's commitment to make any further Loans hereunder shall terminate;

                  the unpaid principal amount of the Loans together with accrued interest and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

                  the Bank may exercise any and all rights it has under this Agreement, the Note or any other Loan Documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding.


                                   I. SECTION

                                  MISCELLANEOUS

A. Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be delivered by hand, by registered or certified first class mail, postage prepaid, by telex, answerback received, or electronic facsimile transmission, by telegraph company or overnight courier, addressed to such party at its address indicated below:

                  If to the Company, at

                           Watson General Corporation
                           12265 West Bayaud Avenue, Suite 110
                           Lakewood, Colorado 80228
                           Attention: Mr. Dan R. Cook
                           Telecopier:(303) 986-0075

                  If to the Bank, at

                           BankBoston, N.A.
                           100 Federal Street
                           Boston, Massachusetts 02110
                           Attention:  Diversified Finance
                           Telecopier:  (617) 434-4929

or at any other address specified by such party in writing.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile directed to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile (with confirmation of receipt at its destination) and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                  Expenses. The Company agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Bank other than taxes based upon the Bank's net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Bank after the Closing Date (the Company hereby agreeing to indemnify the Bank with respect thereto), (c) all appraisal fees, engineer's fees, and the reasonable fees, expenses and disbursements of the Bank's counsel or any local counsel to the Bank incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(d) the fees, expenses and disbursements of the Bank incurred by the Bank in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs and the fees and costs of appraisers, engineers, investment bankers or other experts retained by the Bank in connection with any such enforcement proceedings) incurred by the Bank in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Company or any of its Subsidiaries or the administration thereof and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's relationship with the Company or any of its Subsidiaries and (f) all reasonable fees, expenses and disbursements of the Bank incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this
Section 12.2 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

                  Indemnification. The Company agrees to indemnify and hold harmless the Bank, its officers, directors, agents, employees, attorneys and affiliates, from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Company or any of its Subsidiaries comprised in the Collateral, (c) the Company's or any of its Subsidiaries' entering into or performing this Agreement or any of the other Loan Documents or (d) with respect to the Company and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the release or threatened release of any Hazardous Materials or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Materials (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Bank shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Company agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Company under this Section 12.3 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 12.3 shall survive the repayment of the Loan and the termination of the obligations of the Bank hereunder.

                  Set-Off. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the Bank or any of its affiliates to the Company or any of its Subsidiaries may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Company or any of its Subsidiaries or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Bank against any and all obligations of the Company or any of its Subsidiaries to the Bank or any of its affiliates in such manner as the Bank in its sole discretion may determine, and the Company and each of its Subsidiaries hereby grants the Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.



                  Term of Agreement. This Agreement shall continue in force and effect so long as any Loan or any Obligation shall be outstanding.

                  No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Notes or under any other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

                    GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE COMPANY AND ITS SUBSIDIARIES AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE COMPANY BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 12.1. THE COMPANY AND EACH OF ITS SUBSIDIARIES HEREBY WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                  Amendments. Neither this Agreement nor the Note nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Bank and, in the case of amendments, by the Company.

                  Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns; provided that the Company may not assign or transfer its rights or obligations hereunder. The Bank may sell, transfer or grant participations in the Loan Documents without the prior written consent of the Company, and the Company agrees that any transferee or participant shall be entitled to the benefits of the Loan Documents.

                  Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

                  Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

                  Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

                    WAIVER OF JURY TRIAL. THE BANK AND THE COMPANY AND ITS SUBSIDIARIES AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR

SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE COMPANY AND ITS SUBSIDIARIES, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE COMPANY AND ITS SUBSIDIARIES HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                  Entire Agreement. This Agreement, the Note and the other Loan Documents executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                                WATSON GENERAL CORPORATION


                                                By
                                                  ------------------------------
                                                 Name:
                                                Title:


                                                BANKBOSTON, N.A.


                                                By
                                                  ------------------------------
                                                Name:
                                                Title: